UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2007, Digital Music Group, Inc., a Delaware corporation (“DMGI”), DMGI New York, a New York corporation and wholly owned subsidiary of DMGI, and The Orchard Enterprises Inc., a New York corporation (“Orchard”), entered into an Amendment No. 1 to Second Amended and Restated Agreement and Plan of Merger (the “Amendment”), whereby the parties amended the Second Amended and Restated Agreement and Plan of Merger solely for the purposes of adjusting the allocation among the Orchard stockholders of the DMGI shares to be received in the merger. The aggregate number of shares of DMGI common stock and Series A preferred stock to be issued to Orchard’s common and preferred stockholders is not affected by the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment No. 1 to Second Amended and Restated Agreement and Plan of Merger dated as of November 7, 2007, by and among Digital Music Group, Inc. DMGI New York, Inc. and The Orchard Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: November 8, 2007	By:	/s/ CLIFF HAIGLER
	Name:	Cliff Haigler
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
2.1	Amendment No. 1 to Second Amended and Restated Agreement and Plan of Merger dated as of November 7, 2007, by and among Digital Music Group, Inc. DMGI New York, Inc. and The Orchard Enterprises, Inc.